Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of INVO Bioscience, Inc., of our report dated March 31, 2022, relating to the consolidated financial statements of INVO Bioscience, Inc. and subsidiaries for the years ended December 31, 2021 and 2020, which appears in INVO Bioscience, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021.

We also consent to the reference to our firm under the heading “Experts” in such registration statement.

/s/ M&K CPA’s, PLLC

Houston, TX
January 17, 2023